Exhibit 99.(k)(1)

TRANSFER AGENT SERVICES
AGREEMENT

Presented by

Wells Fargo Shareowner Services

TRANSFER AGENT SERVICES AGREEMENT

This Transfer Agent Services Agreement (“Agreement”), dated as of March 20, 2009, by and between RMR Real Estate Income Fund, a statutory trust duly organized and existing under the laws of the State of Delaware (“Trust”), and Wells Fargo Bank, National Association, a national banking association, organized under the laws of the United States of America (“Transfer Agent”), is for the purpose of performing the services described herein.

WITNESSETH:

WHEREAS, the Trust desires that certain services be provided by the Transfer Agent with regard to the issuance, transfer and registration of securities of the Trust;

WHEREAS, the Transfer Agent is engaged in the business of providing services for issuers of securities and seeks to provide such services to the Trust; and

WHEREAS, the parties hereto desire to set forth the terms and conditions for the providing of services by the Transfer Agent to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I.              ISSUANCE OF SECURITIES

For the issuance of securities of the Trust of the class or classes designated in the attached Resolution of Appointment (See attached Exhibit H for form of Resolution of Appointment), the Transfer Agent is authorized and directed to issue such number of shares of the Trust as may be authorized for issuance from time to time upon receiving from the Trust:

a.     Written instructions as to the issuance from an authorized officer of the Trust.

b.     A copy of resolutions of the Board of Trustees establishing the authority of the Transfer Agent to serve as Transfer Agent, Registrar, Rights Agent, and Dividend Disbursing Agent, and such additional functions, as the case may be, certified by the Secretary or Assistant Secretary of the Trust.

c.     A copy of the Agreement and Declaration of Trust with subsequent amendments or a current composite copy of the Agreement and Declaration of Trust certified by the Secretary of State of Delaware.

d.     A certified copy of any order, consent, decree or other authorization that may relate to the issuance of the new or additional stock of the Trust.

e.     An opinion of the Trust’s counsel as to the due authorization and issuance of such stock, the registration (stating effective date thereof) of such stock under the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended), or, if exempt from registration, the applicable section of the Act and the basis of such exemption, and that the order or consent of no governmental or regulatory authority other than that provided to the Transfer Agent is required in connection with the issuance of new or additional stock or, if no such order or consent is required, a statement to that effect.  The opinion should also indicate whether it is necessary that the stock bear a restrictive legend and the wording of the legend or a statement to the effect that all shares to be issued are freely transferable upon presentation to the Transfer Agent for that purpose.

f.      Such further documents as the Transfer Agent may reasonably request.

II.            AUTHORIZED OFFICERS

Specimen signatures of the officers of the Trust authorized to sign such securities (see Exhibit J) together with specimen certificates shall be provided to the Transfer Agent to be used by it for the purpose of comparison.  The Transfer Agent shall be protected and held harmless in recognizing and acting upon any signature or certificates believed by it in good faith to be genuine.  When any officer of the Trust shall no longer be vested with the authority to sign securities for the Trust, a written notice thereof shall immediately be given to the Transfer Agent and until receipt of such notice such Transfer Agent shall be fully protected and held harmless in recognizing and acting upon the securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

The Transfer Agent shall not be charged with notice of any change in the officers of the Trust until notice of such change shall be given in writing by the Trust to the Transfer Agent.

In the event any officer of the Trust who shall have signed blank stock certificates (or whose facsimile signature shall have been used) shall die, resign or be removed prior to the issuance of such certificates, the Transfer Agent in its capacity as Transfer Agent or Registrar, may issue or register such stock certificates as the stock certificates of the Trust, notwithstanding such death, resignation or removal, unless specifically directed to the contrary by the Trust in writing.

III.           TRANSFER OF STOCK

The Transfer Agent is authorized and directed to make transfers from time to time upon the books of the Trust.

Shares of stock, in either certificate or book entry form, will be transferred or exchanged upon the surrender of the old shares in form reasonably deemed by the Transfer Agent to be properly endorsed for transfer, accompanied by such documents as the Transfer Agent may deem necessary to evidence the authority of the person making the transfer.  The Transfer Agent reserves the right to refuse to transfer shares until it has received reasonable assurance that each necessary endorsement is genuine and effective and that the assignment of the shares is legally valid and genuine.  For that purpose, Transfer Agent may require an acceptable guaranty of the signature of the person signing and appropriate assurance of authority to do so.  The Transfer Agent may rely upon the Uniform Commercial Code, applicable law or regulation, and generally accepted industry practice in effecting transfers, or in delaying or refusing to effect transfers.

Transfer Agent shall be fully protected and held harmless in recognizing and acting upon written instructions bearing the signature of an authorized officer of the Trust believed by it in good faith to be a genuine signature.

The Trust will at all times advise the Transfer Agent of any and all stop transfer notices or adverse claims lodged against shares of the Trust and further, will notify the Transfer Agent when any such notices or claims have expired or been removed.  The Transfer Agent is not otherwise responsible for stop transfer notices or adverse claims from either the Trust or third parties unless it has received actual written notice.

IV.           LOST SECURITIES

In the event that certificates for shares of the Trust shall be represented to have been lost, stolen or destroyed (hereinafter called the Old Certificate), the Transfer Agent upon being furnished with an indemnity bond (naming the Trust and the Transfer Agent as obligees therein) in such form and amount and with such surety as shall be satisfactory to it, is authorized to countersign a new certificate or certificates for the number of shares of the Trust represented by the Old Certificate.

V.            RECORDKEEPING

The Transfer Agent is authorized and directed to maintain records showing the name and address of, and the number of securities issued to each holder of said securities together with such other records as the Transfer Agent may deem necessary or advisable to discharge its duties as set forth herein.

Upon at least two (2) Business Days’ prior written notice to the Transfer Agent, the Trust or its attorney or agent may inspect and examine, at any time during ordinary business hours, any shareholder account records of the Trust in the possession of the Transfer Agent.  The Trust shall pay any actual out-of-pocket costs and expenses incurred by the Transfer Agent, including photocopying costs, in connection with the inspection.

In case of any request or demand for the inspection of the stock records of the Trust or any other records in the possession of the Transfer Agent, the Transfer Agent will notify the Trust for instructions permitting or refusing such inspection.  The Transfer Agent reserves the right to permit the inspection of the stock records or other records by a requesting party, if it is advised by its counsel that such inspection is required by applicable law or regulation.

Subject to applicable law and regulation, the Transfer Agent shall maintain, in a retrievable database, electronic copies of transfer records, including cancelled or

destroyed stock certificates, which have been canceled or destroyed by the Transfer Agent.   The Transfer Agent shall maintain such electronic records for the time period required by applicable law and regulation.    Upon written request of the Trust (and at the expense of the Trust), the Transfer Agent shall provide to the Trust or its designee copies of such electronic records relating to stock certificates cancelled or destroyed by the Transfer Agent.

SUCCESSOR AGENT FOR CORPORATE ACTIONS.

To the extent that Trust has undertaken any corporate actions previously for which a prior agent has acted as Trust’s agent for the exchange of shares, other securities or entitlements for cash and/or stock, Transfer Agent is hereby appointed as Trust’s successor agent for all such transactions without further action on the part of Trust or Transfer Agent.   Transfer Agent is further authorized to request all records and funds related to those transactions from the prior agent or agents.

VI.           RESPONSIBILITIES, INDEMNITIES, AND COMPENSATION HEREUNDER

The Transfer Agent may conclusively rely and act or refuse to act without further investigation upon any list, instruction, certification, authorization, stock certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of any officer of the Trust or the advice of counsel for the Trust, or counsel for the Transfer Agent.  The Transfer Agent may make any transfer or registration of ownership for such shares which is believed by it in good faith to have been duly authorized or may refuse to make any such transfer or registration if in good faith the Transfer Agent deems such refusal necessary in order to avoid any liability upon either the Trust or itself.  Trust agrees that it shall not give Transfer Agent direction to take any action or refrain from taking any action, if implementing such direction would be a violation of applicable law or regulation.  Trust agrees that it shall not direct Transfer Agent to transfer any equity security if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary in its capacity as such, and Transfer Agent shall be protected in refusing to effect any such transfer.

If the Transfer Agent is replacing or succeeding a prior transfer agent or recordkeeper, the Trust shall provide a Trust’s Final Balancing Report (See sample format in Exhibit E) and the prior transfer agent shall provide a Prior Transfer Agent Final Balancing Report (See sample format in Exhibit F), which will contain information about shares outstanding, unresolved discrepancies, and such other information as the Transfer Agent shall request.

The Transfer Agent may conclusively and in good faith rely upon the records and information provided to it by the Trust and its prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

The Trust shall defend, indemnify and hold harmless the Transfer Agent from and against any and all losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including reasonable attorneys’ fees, which it may suffer or incur (a) relating to claims of third parties arising from the services described in this Agreement, (b) by reason of any act or omission of the Trust, including any act or omission of a prior transfer agent of the Trust, and (c) by reason of any action or non-action by the Transfer Agent in accordance with this Agreement; provided, however, the Trust is not obligated to defend, indemnify and hold harmless the Transfer Agent from and against any liabilities to the extent they are caused by the gross negligence or willful misconduct of the Transfer Agent.

In no event shall the Transfer Agent or its directors, officers, agents and employees be liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.  These indemnification provisions shall survive any termination of services under this Agreement, including resignation or removal of the Transfer Agent.

The Transfer Agent may, in connection with the services described in this Agreement, engage subcontractors, agents, or attorneys-in-fact, provided the same shall have been selected with reasonable care.  The Transfer Agent is authorized by the Trust to execute all agreements, appoint agents or sub-agents and do all other acts deemed necessary to carry out the general purposes of this Agreement.

The Transfer Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization and protection to the Transfer Agent with respect to any action taken or omitted by it in good faith, in reliance upon such opinion, in connection with the performance of its duties or obligations as Transfer Agent, Registrar or Dividend Disbursing Agent.  The Trust agrees to reimburse the Transfer Agent for all reasonable expenses, disbursements and counsel fees (including reasonable expenses and disbursements of counsel) incurred with respect thereto.

The Trust agrees that the Transfer Agent shall be paid fees for its services and reimbursed for expenses in accordance with the attached fee schedule (See attached Fee Schedule — Exhibit G), which may be updated by the Transfer Agent from time to time.  Requests for payment of fees and expenses shall be submitted in the form of a written invoice.  The Trust shall make payment for all undisputed invoices within thirty (30) days of receipt of invoice.  Transfer Agent’s fee schedule may be revised to reflect cost increases due to (i) changes mandated by legal or regulatory requirements, or (ii) cost increases due to additional services requested by the Trust that are not provided by Transfer Agent to its customers generally without charging fees.

The Transfer Agent will, at its own expense, maintain in full force and effect at all times during the term of this appointment insurance coverage in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by depository institutions or trust companies which act as transfer agent. The Transfer Agent shall, upon written request, provide to the Trust a certificate of insurance certifying that such policy or certificate is in full force and effect.

The Transfer Agent will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure.  An event of force majeure is an event or condition beyond the Transfer Agent’s control including, but not limited to acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond the Transfer Agent’s control.  The Transfer Agent will make reasonable efforts to minimize performance delays or disruptions in the event of such occurrences.

Nothing in this Agreement shall be construed to give any person or entity other than the Transfer Agent and the Trust, and their successors and assigns, any legal or equitable right, remedy or claim under this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust.

VIl.         DIVIDEND DISBURSEMENT

The Transfer Agent, when appointed as Dividend Disbursing Agent by resolution of the Trust, will pay dividends for the shares of the Trust for which it now or hereafter may be acting as Transfer Agent and Registrar, upon written notice by an officer of the Trust advising the Transfer Agent of a declaration of a dividend, and the payment to the Transfer Agent of the necessary funds with which to pay the dividend, in currently available funds at least one business day before each dividend payable date.

The Trust agrees to deposit good and collected funds with the Transfer Agent, such that the collected balance available to the Transfer Agent is sufficient to cover the amount of the dividend to be paid.  Neither party intends the Transfer Agent to make a loan to the Trust.  The Transfer Agent shall have no obligation to pay the dividend until the Trust has provided sufficient collected and immediately available funds to the Transfer Agent.

The Transfer Agent is authorized to draw and deliver from time to time new checks for the payment of dividends to take the place of checks theretofore drawn but not presented for payment, when such checks are represented by the payees to have been lost, mislaid or destroyed, and not to have been endorsed or negotiated, and the Transfer Agent stops payment of such original check with its financial institution.  Unclaimed funds shall remain in designated disbursement accounts until such time as they are claimed by the shareholder or their representative, or until the Trust, subject to applicable law and regulation, provides further direction as to their disposition.

VIII.       CONSENT TO USE OF LOGO

Transfer Agent agrees that without the prior written consent of Trust, it will not:

(i) use the name, logos, service marks, or trademarks of Trust, or

(ii) reveal the existence or terms and conditions of this Agreement

The provisions of this section apply to any disclosure to a third party, including but not limited to, advertising, publicity releases, websites, sales presentations, marketing materials, publications, correspondence, and announcements.  Requests for Trust consent must be submitted pursuant to the Notices provisions herein.  Trust may revoke any consent given under this section at any time, upon notice to the Transfer Agent.  Notwithstanding the preceding, upon prior written notice to Trust, Transfer Agent may make any disclosure specifically required by applicable law or regulation.

Trust grants the Transfer Agent, a revocable limited license to use the Trust’s logo (“Logo”) in connection with the Transfer Agent’s use of any of electronic images and print images, including but not limited to the Wells Fargo Shareowner Services website, proxy website, statements, proxies, envelopes, and checks. Trust will supply its Logo to the Transfer Agent as an electronic file or in another mutually acceptable format. The Logo will not be used in any manner that could reasonably be considered as an endorsement by the company of the Transfer Agent without the Trust’s prior written consent.

Trust grants the Transfer Agent permission to make copies of the Trust’s DRIP/DPP brochure/prospectus for the plan(s) managed by Transfer Agent and to display those copies on Transfer Agent’s Internet website. The Transfer Agent agrees to discontinue use of the Logo within 30 days after receiving written notice from Trust that permission to use the Logo has been terminated.

IX.           UNCLAIMED PROPERTY ADMINISTRATION

The Transfer Agent will provide unclaimed property reporting services for unclaimed share certificates and related cash dividends, which may be deemed abandoned or otherwise subject to applicable unclaimed property law or regulation.  Such services may include preparation of unclaimed property reports, delivery of abandoned property to various states, completion of required due diligence notifications, responses to inquiries from owners, and such other services as may reasonably be necessary to comply with applicable unclaimed property law or regulation.

The Trust shall assist the Transfer Agent and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to the Transfer Agent of any and all such unclaimed property which may not otherwise be in the Transfer Agent’s possession.

The Transfer Agent shall assist the Trust in responding to inquiries from administrators of state unclaimed property law or regulation regarding reports filed on the Trust’s behalf or in response to requests to confirm the name of a reclaiming owner. The Transfer Agent shall exercise reasonable efforts to obtain release agreements from the various states offering such release agreements with respect to reports and abandoned property delivered to them and indemnification agreements from those states willing to provide them.

The Transfer Agent, or its duly appointed agent, shall timely remit unclaimed shares and cash of the Trust to the appropriate state or jurisdiction, as provided for under applicable unclaimed property law or regulation.   The Transfer Agent shall provide such reports regarding unclaimed property services hereunder as the Trust may reasonably request from time to time.

If the Trust elects not to have the Transfer Agent provide unclaimed property services as described herein, the Trust shall give the Transfer Agent written notice of such election, and include in such notice: a) acknowledgment by the Trust that failure to report unclaimed property may result in the assessment of interest and penalties by the states against the Trust; and b) statement releasing the Transfer Agent from any liability for such penalties and interest that may be assessed against the Trust.  See attached Exhibit C for a sample of such notice.

X.            LOST SECURITY HOLDER SEARCH SERVICES

Pursuant to Securities and Exchange Commission (“SEC”) rules (See SEC Rule 240.17Ad-17, as amended), the Transfer Agent is required to provide the following services regarding lost security holder accounts, which together constitute Standard Search Services:

•      Conduct a national database search between three and twelve months after a lost security holder account is identified.

•      If the first national database search is not successful in locating the holder, conduct a second search between six and twelve months later.

•      Report to the SEC in required transfer agent filings, information about the age of lost security holder accounts and amounts escheated to the various states.

Exceptions to the SEC search requirements include:

•      Deceased shareholders

•      Shareholders that are not natural persons (e.g., corporations, partnerships)

•      Cases where the value of all amounts due to the security holder (market value of the security, plus dividends and interest payable) are less than $25

Transfer Agent reserves the right to conduct additional searches, including searches for heirs of deceased holders, which constitute Deep Search Services.

Transfer Agent reserves the right to work with service providers, contractors, or agents, to conduct national database searches to locate lost security account holders, or their beneficiaries or survivors, using Standard Search Services and Deep Search Services.  The Trust agrees to reimburse the Transfer Agent for reasonable fees and expenses incurred by the Transfer Agent in the course of providing the referenced search services.  The referenced fees and expenses may be assessed periodically by the Transfer Agent in accordance with the services provided.   (See attached Fee Schedule – Exhibit G.)

The Trust hereby agrees to be enrolled in the referenced search services, to be conducted by the Transfer Agent, or its service providers, contractors or agents.  Fees and expenses are subject to change, and the Trust will receive written notification from the Transfer Agent in advance of such changes.

In the event that the Trust determines that the Deep Search Services should not be conducted, the Trust shall give the Transfer Agent written notice of such election.  See attached Exhibit D for a sample of such notice.

XI.          CONFIDENTIAL INFORMATION

(a)           Transfer Agent and Trust acknowledge that during the course of this Agreement, the parties hereto may make confidential data available to each other or may otherwise obtain proprietary or confidential information regarding the Trust, its shareholders, or Transfer Agent (collectively, hereinafter “Confidential Data”).  Confidential Data includes all information not generally known or used by others and which gives, or may give the possessor of such information an advantage over its competitors or which could cause Trust or Transfer Agent injury, loss of reputation or goodwill if disclosed.  Such information includes, but is not necessarily limited to, data or information which identifies past, current or potential customers, shareholders, business practices, financial results, research, development, systems and plans; and/or certain information and material identified by Trust or Transfer Agent as “Proprietary” or “Confidential”; and/or data Transfer Agent furnishes to Trust from Transfer Agent’s database; and/or data received from Trust and enhanced by Transfer Agent.  Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media.  Because of the sensitive nature of the information that Trust or Transfer Agent and its employees or agents may obtain as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data.  This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, are Confidential and Proprietary, and shall be treated as Confidential Data by the parties hereto.  Trust agrees to maintain security measures to protect Confidential Data in its possession.

(b)           Transfer Agent acknowledges that all Confidential Data furnished by Trust is considered proprietary and strictly confidential.  Transfer Agent also acknowledges that the unauthorized use or disclosure of any Confidential Data may cause irreparable harm to Trust.  Accordingly, Transfer Agent agrees that Trust shall be entitled to equitable relief, including injunctive relief, in addition to all other remedies available at law for any threatened or actual breach of this Agreement or any threatened or actual unauthorized use or disclosure of Confidential Data.  Trust agrees that the provisions and remedies of this section shall also apply to Confidential Data received by Trust relating to Transfer Agent.  This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto are Confidential and Proprietary, and shall be treated as Confidential Data by the parties hereto.

(c)           Transfer Agent will employ the same security measures to protect Confidential Data received from Trust that it would employ for its own comparable confidential information (but in no event less than a reasonable degree of care in handling Confidential Data). Without limiting the foregoing, Transfer Agent further agrees, subject to applicable law and regulations, that: (i) Confidential Data shall not be distributed, disclosed, or conveyed to any third party except by prior written approval of Trust; (ii) no copies or reproductions shall be made of any Confidential Data, except as needed to provide the services described in this Agreement; and (iii) Transfer Agent shall not use any Confidential Data for its own benefit or for the benefit of any third party.

(d)           Except as prohibited by applicable law or regulation, Transfer Agent shall promptly notify Trust in writing of any subpoena, summons or other legal process served on Transfer Agent for the purpose of obtaining Confidential Data (i) consisting of a shareholder list, such as an identified class of Trust shareholders, or (ii) relating to significant regulatory action or litigation that would have a material effect on the performance of the Transfer Agent or corporate status of Trust.  In such cases, Trust shall have a reasonable opportunity to seek appropriate protective measures; provided, however, that this subsection shall not require Transfer Agent to notify Trust of its receipt of any subpoena, summons or other legal process seeking Confidential Data for a single shareholder or group of related shareholders in connection with routine tax levies or other routine third party litigation involving a shareholder.  Trust will indemnify Transfer Agent for all reasonable expenses incurred by Transfer Agent in connection with determining the lawful release of the Confidential Data.

(e)           The obligations set forth in paragraphs (a) through (d) above shall not apply to:

(i)            any disclosure specifically authorized in writing by Trust;

(ii)           any disclosure required by applicable law or regulation, including pursuant to a court order; or

(iii)          Confidential Data which:

(1)           has become public without violation of this Agreement; or

(2)           was disclosed to Transfer Agent by a third party not under an obligation of confidentiality to Trust; or

(3)           was independently developed by Transfer Agent not otherwise in violation or breach of this Agreement or any other obligation of Transfer Agent to Trust; or

(4)           was rightfully known to Transfer Agent prior to entering into this Agreement.

(f)            The obligations of each party set forth in paragraphs (a) through (e) above shall survive termination or assignment of this Agreement.

XII.         RESIGNATION OR REMOVAL

The Transfer Agent may resign upon 30 days advance written notice of termination to the Trust.  The Trust may remove the Transfer Agent as Transfer Agent, Registrar, Rights Agent, and/or Dividend Disbursing Agent, as the case may be, upon 30 days advance written notice of termination to the Transfer Agent, which notice shall include a certified copy of a resolution of the Board of Directors of the Trust. Such resignation or removal shall become effective upon the date specified in the written notice.  The Trust’s obligation to pay all amounts due the Transfer Agent, including any outstanding fees and expenses relating to the services provided hereunder and to the termination of this Agreement, shall survive termination of this Agreement. The Trust agrees that any blank stock certificates shall either be delivered directly to a banknote printer to oversilver the name of the Transfer Agent, or destroyed, as directed by the Trust.  The Trust agrees to pay the cost of oversilvering and delivering blank stock certificates, and imprinting the name of the successor Transfer Agent thereon.

Upon the effective date of a resignation or removal in accordance with the provisions noted above, the Transfer Agent shall deliver, at the expense of the Trust, to the Trust, or to a successor transfer agent as directed in writing by the Trust, all records of the Trust in the possession of the Transfer Agent, with the exception of any blank stock certificates, as discussed in the paragraph directly above.

In the event that either party shall cease conducting business in the normal course, become insolvent, or is the subject of a petition in bankruptcy and such petition is not dismissed within sixty (60) days from its filing, then at the option of the other party, this Agreement shall terminate immediately upon written notice received from the terminating party.  Upon termination of this Agreement, each party shall, subject to applicable law and regulation, promptly return to the other, all papers, materials and other property of the other held by each.

XIII.        MERGER OR CONSOLIDATION

Any company into which the business of the Transfer Agent may be merged, consolidated or converted, or any company resulting from any merger, conversion or consolidation to which it shall be a party, shall be the successor Transfer Agent, Registrar, Rights Agent, and/or Dividend Disbursing Agent, as the case may be, without the execution or filing of any paper or the performance of any further act, anything herein to the contrary notwithstanding.

XIV.        NOTICES

All notices to be given by one party to the other under this Agreement shall be in writing and shall be sufficient if made to such party at their respective address set forth below by:

(i)	personal delivery (including delivery by any commercial delivery service);
(ii)	registered or certified mail, postage prepaid, return receipt requested; or
(iii)	facsimile transmission (“Fax”);

If notice to the Trust:

RMR Real Estate Income Fund
400 Centre Street
Newton, Massachusetts 02459

Attention: Adam D. Portnoy, President

Telephone: 617-796-8242
Facsimile: 617-969-1437

If notice to the Transfer Agent:

Wells Fargo Shareowner Services
Attn: Manager of Account Administration
161 North Concord Exchange
South St. Paul, Minnesota 55075-1139

Telephone: 800-689-8788
Facsimile: 651-552-6942

These addresses may be changed by giving written notice to the other party.

All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including facsimile capable of transmitting or creating a written record directly to the office of the recipient, when received by the recipient party at the address shown above, or at such other addresses as may hereafter be furnished to the parties by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of facsimile, the date noted on the confirmation of such transmission).

XV.         GOVERNING LAW

This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Minnesota, without regard to the conflict of laws doctrine applied in such state.

XVI.        AMENDMENT; ENTIRE AGREEMENT; SEVERABILITY

This Agreement may be amended or modified only by a written document authorized, executed and delivered by the Trust and the Transfer Agent.  Such document may be in the form of a resolution of the Trust adopting a written amendment approved by the Transfer Agent.

This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings with respect to those matters and transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

XVII.      ADDITIONAL SERVICES

The Trust may from time to time during the term of this Agreement request that Transfer Agent perform additional services.  Upon receipt of a written request from the Trust to provide additional services, Transfer Agent shall provide Trust with a written estimate for the performance of such additional services, which proposal shall include: (1) a description of the services, functions and responsibilities to be performed in connection with such additional service; (2) a schedule for commencing performance of such additional services; (3) Transfer Agent’s prospective charges for such additional services; and (4) such other information as may be requested by Trust.  Transfer Agent shall not begin performing any such additional services until Trust has provided written authorization for such additional services.

IN WITNESS WHEREOF, the Trust and the Transfer Agent have caused their names to be signed hereto by their duly authorized officers, all as of the date first written above.

RMR REAL ESTATE INCOME FUND

By:

	Name:	Adam D. Portnoy

	Title:	President

WELLS FARGO BANK, N.A., as Transfer Agent

By:

Name:

Title:

Exhibit A

Legal Documentation Checklist

Documents required to make Wells Fargo’s appointment as transfer agent effective.

	These documents are generally due 10 days in advance of the Effective Date

☐	1.

A copy of resolutions appointing the Transfer Agent, Registrar, Rights Agent, and Dividend Disbursing Agent, as applicable, pursuant to the terms and conditions of the Transfer Agent Services Agreement, duly certified by the Secretary of the Trust to be still in full force and effect no later than the effective date of the appointment.

☐	2.	A copy of the Charter or Articles of Incorporation of the Trust, together with all amendments, duly certified by the Secretary of State.

☐	3.	A copy of the By-Laws of the Trust and all amendments thereto certified by the Secretary or Assistant Secretary of the Trust.

☐	4.	An opinion, substantially in the form of Exhibit I, of the Trust’s counsel as to:
		(Please provide a draft as early as possible.)

•      the valid organization and existence of the Trust;

•      the due authorization and issuance of the stock for which the Wells Fargo is appointed, and that the shares are fully paid and non-assessable;

•      the due registration (stating the effective date thereof) of such stock under the proper federal and/or state law and regulation, or if exempt from registration, the applicable section of the Securities Act of 1933 (as amended) and the basis of such exemption, and the fact that no order or consent of a governmental or regulatory authority is required in connection with the issuance of such stock or, if such order or consent is required, a statement to that effect.

•      the due authorization of Wells Fargo, as transfer agent and registrar, to use a facsimile signature.  See paragraph 4 in Exhibit I.

•      such additional items as are set forth in Exhibit I.

☐	5.

Letter signed by an authorized officer of the Trust setting forth the particulars as to any stop transfer orders (e.g., lost certificates or adverse claims) or other transfer restrictions in effect against any outstanding certificates (or stating that there are none), or, if applicable, a statement that Wells Fargo may rely upon such information provided by the former transfer agent or recordkeeper.   (See Exhibit K of the Transfer Agent Services Agreement.)

☐	6.

True and complete list, certified by an authorized officer of the Trust as of the effective date of the appointment of Wells Fargo and Registrar, showing names, addresses, number of shares, date of issue, taxpayer identification number and certificate number for the shareholders of the Trust, or a statement that Wells Fargo may rely upon information provided by the former stock transfer agent or recordkeeper. (See Exhibit K of the Transfer Agent Services Agreement).

☐	7.

A list (in the form of Exhibit J of the Transfer Agent Services Agreement) of names, titles and specimen signatures of the officers of the Trust authorized to sign certificates representing securities.

☐	8.

A list (in the form of Exhibit J of the Transfer Agent Services Agreement) of names, titles and specimen signatures of officers or other employees authorized to give Wells Fargo instructions for original issuance and/or cancellation of shares of stock of the Trust.

☐	9.

A list (In the form of Exhibit J of the Transfer Agent Services Agreement) of names and titles of the person(s) authorized to give ongoing instructions (other than original issuance instructions) to, or to requisition information from, Wells Fargo.

☐	10.

A final balancing report (Exhibit E of the Transfer Agent Services Agreement) certified correct by the Secretary of the Trust providing information regarding the issues for which Wells Fargo is appointed including any shares which have been reserved for issuance as of the Effective Date of Appointment upon exercise of any purchase, option, conversion right, etc.

☐	11.	Specimen stock certificates (currently in circulation or to be issued) of the class or classes for which Wells Fargo is appointed.

☐	12.	Preliminary Information Form (Exhibit B of the Wells Fargo Transfer Agent Services Agreement) to be completed by the Trust and returned to Wells Fargo.

	13.

If the Trust has a Rights Plan and wishes to appoint Wells Fargo as successor Rights Agent, a copy of the Rights Plan must be provided to Wells Fargo for review prior to the effective date of appointment.

☐	14.	Fully executed Transfer Agent Services Agreement, including Exhibits for applicable products.

		a.	Exhibit L – Shareowner Online

		b.	Exhibit M – Shareowner Client Connect

		c.

		d.

		e.

☐	15.	Other agreements and documents as may be determined to be necessary.

Exhibit B

PRELIMINARY INFORMATION FORM

TO BE FURNISHED TO

WELLS FARGO BANK, NATIONAL ASSOCIATION

IN CONNECTION WITH ITS APPOINTMENT AS

TRANSFER AGENT AND REGISTRAR

1.	Name of Trust	RMR Real Estate Income Fund

2.	Complete mailing address of Trust	400 Centre Street, Newton, MA 02458

Phone and fax numbers of Trust:	Phone: 617-332-9530 ; Fax: 617-796-8376

3.	Name and Address of Counsel	Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, MA 02108

Individual counsel contact	Michael K. Hoffman, Esq.

Phone and fax numbers of counsel contact	Phone: 212-735-3406; Fax; 917-777-3406

4.	Trust Name, contact and phone number of stock certificate printer

5.	Number of shareholders prior to current public offering, if applicable:	1 shareholder

6.	State of Incorporation of Trust	Delaware

7.	Trust’s Federal Taxpayer Identification Number

8.	CUSIP Number

9.	Name and Address of individual to whom reports of transfers should be sent, as requested:

Satya (Balakrishnan Satyamurti), 400 Centre Street, Newton, MA 02458

10.	Name and address of individual to whom invoices for fees and expenses should be sent:

Same as above

11.	Date of next annual shareholder meeting	Not yet decided

12.	Previous Trust names and effective dates of name changes

N/A

13.	Mergers/Acquisitions, effective dates and rates

N/A

14.	Record dates, distribution dates and rates for all stock splits/dividends, and/or cash dividends paid in past 12 months (if applicable):

N/A

15.	Stock exchange or NASDAQ group on which stock is traded and symbol	NYSE Alternext US: RIF (applied for)

16.	Copy of most recent balance sheet and earnings statement. N/A

17.	Nature of business	Management investment company

18.	Draft copy of registration statement and copy of final Prospectus if new offering is planned. If this information is not yet available:

Name of Underwriter	See attached prospectus

Number of shares to be offered	See attached prospectus

Proposed price per share	See attached prospectus

19.	If the Trust has a Rights Plan, provide a copy for review prior to appointment.

This information is furnished by:

RMR Real Estate Income Fund

Authorized Signature

Name Karen Jacoppo-Wood

Title Vice President

Date

Exhibit C

[ Sample letter from Trust to Transfer Agent,

opting out of Abandoned Property Administration services. ]

[ Please submit letter on Trust letterhead with

signature of authorized Trust representative. ]

Wells Fargo Shareowner Services

Attn:                            [Account Manager]

161 North Concord Exchange

South St. Paul, Minnesota 55075-1139

Re:          Abandoned Property Administration Services;

Trust’s Notice of Intent Not to Participate;

Letter of Instruction to Transfer Agent

The undersigned authorized Trust representative acknowledges that Wells Fargo Shareowner Services, serving as Transfer Agent for the Trust, has apprised the Trust of the availability of unclaimed property administration and compliance services.  The Trust hereby elects not to obtain unclaimed property administration and compliance services from Wells Fargo Shareowner Services.

The Trust hereby acknowledges that failure to report unclaimed property may result in the assessment of interest and penalties by the states, and the Trust releases the Transfer Agent from any liability for such penalties and interest, if subsequently assessed.

Trust Name:

Authorized By:
(Print Name and Title)

Signature:

Date:

Exhibit D

[  Sample letter from Trust to Transfer Agent, opting out of

 Deep Search Lost Security Holder Services  ]

[ Please submit letter on Trust letterhead with

signature of authorized Trust representative. ]

Wells Fargo Shareowner Services

Attn:                            [Account Manager]

161 North Concord Exchange

South St. Paul, Minnesota 55075-1139

Re:          Deep Search Lost Security Holder Services;

Trust’s Election Not to Participate;

Letter of Instruction to Transfer Agent

Wells Fargo Bank, N.A. (the “Transfer Agent”) serves as Transfer Agent, Registrar and Dividend Disbursing Agent for outstanding shares of                                                                            (the “Trust”), under resolution of the Trust.   Pursuant to regulatory requirements, including rules of the Securities and Exchange Commission (“SEC”), the Transfer Agent, working with its contractors or agents, conducts lost security holder search services.

The undersigned Trust representative hereby acknowledges that the Transfer Agent has apprised the Trust of the availability of Deep Search Services.  The Trust hereby gives written notice to the Transfer Agent of its election not to participate in Deep Search Services, including national database searches for heirs of deceased security holders.  Upon receipt of this notice of the Trust’s intent to forgo Deep Search Services, the Transfer Agent will conduct only Standard Search Services, as mandated by SEC requirements.

The Trust may decide to change its election and give the Transfer Agent reasonable advance written notice of its intent to participate in Deep Search Services.

Trust Name:

Authorized By:
(Print Name and Title)

Signature:

Date:

Exhibit E

Trust’s Final Balancing Report

[ Information to be provided by the Trust]

Name of Trust:

Category of Shares	Number of Shares
Class of Stock and Par Value

Shares Authorized by Articles of Incorporation

Shares Outstanding on Effective Date of Appointment

Shares Reserved for Issuance on Effective Date of Appointment (Please specify below the purpose for each group of Shares Reserved)

Reserve Description:

Reserve Description:

Reserve Description:

Information Certified Correct by (signature):

Name and title (printed):

Date:

Exhibit F

Prior Transfer Agent’s Final Balancing Report

[ Information to be provided by a prior transfer agent or recordkeeper, in addition to unresolved discrepancies, transfer activity journals, staff contacts, etc. ]

Category of Shares	Number of Shares
Class of Stock and Par Value

Shares Authorized by Articles of Incorporation

Shares Outstanding on Effective Date of Appointment

Unresolved Discrepancy Description:

Unresolved Discrepancy Description:

Unresolved Discrepancy Description:

Information Certified Correct by (signature):

Name and title (printed):

Date:

Exhibit G

[ Fee Schedule for Transfer Agent,

Registrar, and Related Services ]

Exhibit H

[Retain one executed original for the Trust’s files and
deliver one executed original to Wells Fargo Bank, N.A.]

Resolution No.

RESOLUTION OF APPOINTMENT

RESOLVED, this            day of                         ,               , that WELLS FARGO BANK, NATIONAL ASSOCIATION, its successors and assigns, is hereby appointed Transfer Agent, Registrar and Dividend Disbursing Agent (the “Transfer Agent”) successor Rights Agent (if applicable), and successor Corporate Actions Exchange Agent effective                               ,              (the “Effective Date of Appointment”) for all shares authorized by the Articles of Incorporation of                                            (the “Trust”), to act in accordance with its general practices and the Transfer Agent Services Agreement dated as of                                 , 200  , submitted to and approved at this Meeting [ or approved by unanimous written consent ], for the transfer and Registration of Stock and the Disbursement of Dividends. The Effective Date of Appointment may be changed by written agreement of the Trust and the Transfer Agent.

                I, the undersigned, do hereby certify that I am the duly elected, qualified and acting Secretary of                                               , a corporation organized and existing under the laws of the State of                               ; that the foregoing is a true copy of a resolution adopted by the Board of Directors of said Trust at a meeting duly held on                       ,         , at which a quorum was present and voted [ or by unanimous written consent ]; that said resolution is now in full force and effect, and shall remain in full force and effect until altered by subsequent Board resolution.

                WITNESS my authorized signature as Secretary of the Trust this                        day of                               ,               .

Secretary

( Corporate Seal )

If no Corporate Seal, please have notarized.

Subscribed and sworn to before me this            day of

                                  ,                     .

Notary Public

Exhibit I

Opinion of the Trust’s Counsel

[ Letterhead of Trust   or   Trust’s law firm ]

Wells Fargo Bank, N.A.

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, Minnesota 55075-1139

Re:          Transfer Agent Services Agreement dated as of                         , 200  , by and between                                      , Inc. and Wells Fargo Bank, National Association.

Ladies and Gentlemen:

The undersigned, as counsel to                               , Inc., a Delaware corporation (the “Trust”), is delivering this opinion in connection with the appointment of Wells Fargo Bank, National Association (“Wells Fargo”), to act as transfer agent, registrar and dividend disbursing agent of the Trust in respect of the Trust’s common stock, $1.00 par value (the “Common Stock”), pursuant to the Transfer Agent Services Agreement dated as of                   , 200   (the “Agreement”), by and between the Trust and Wells Fargo .

In so acting, I or counsel under my general supervision have examined and relied upon the representations and warranties contained therein or made pursuant thereto, and on certificates of officers of the Trust and of public officials as to factual matters, and upon the originals, or copies certified or otherwise identified to my satisfaction, of (i) the articles of incorporation of the Trust, (ii) the bylaws of the Trust, and (iii) such other records, documents and instruments as in my judgment are necessary or advisable to enable me to render the opinion expressed below.

In all such examinations, I have assumed the genuineness of all signatures (other than those on behalf of the Trust), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. I have also assumed that all documents and instruments executed by the parties to this transaction (other than those executed by representatives of the Trust) have been duly and validly executed and delivered by such parties; that the agreements entered into as part of this transaction are the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms; and that such parties have obtained all required consents, permits and approvals required to enter into and perform such documents and instruments.

Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the following opinion:

1.           The Trust has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of                       , with power and authority (corporate and other) to own its properties and to conduct its business as it is now being conducted.

2.    The Trust has authorized capital stock as set forth in the Form 10-Q of the Trust for the quarter ended                      , 200  , as filed with the Securities and Exchange Commission, and all of the issued shares of capital stock of the Trust have been duly and validly authorized and issued and are fully paid and non-assessable.  No order or consent of any governmental or regulatory authority was required in connection with such issuance or, if any such order or consent was required, it was obtained.

3.    The Trust has duly authorized the execution and delivery of the Agreement, and the Agreement constitutes a valid, legal and binding obligation of the Trust, enforceable by Wells Fargo in accordance with the terms contained therein.

4.    Wells Fargo, as transfer agent and registrar of securities for the Trust, has been duly authorized by all necessary corporate action on behalf of the Trust to use a facsimile signature in its capacity as transfer agent and that such use of a facsimile signature by it as transfer agent and registrar of securities for the Trust (i) is not in violation of the Trust’s articles of incorporation or bylaws, as amended; and (ii) is valid and effective under laws of the State of                            pertaining to the use of facsimile signatures on stock certificates.

5.    To the best of my knowledge after due inquiry, all shares of issued and outstanding Common Stock have been issued in transactions for which a registration statement was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), were issued in reliance upon an exemption from such registration, or were issued in transactions for which the requirements to file a registration statement with the Commission under the Act did not apply.  In addition, to the best of my knowledge after due inquiry, all of the issued shares of Common Stock of the Trust have been issued in transactions that complied with securities registration requirements under applicable state securities or Blue Sky laws in effect at the time of issuance or in transactions for which securities registration requirements under state securities or Blue Sky laws did not apply at such time.

The foregoing opinions are subject to the qualification that I do not purport to be an expert on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of                             , the General Trust Law of the State of                       , and the federal laws of the United States of America, and I express no opinion concerning the securities laws of any other state.

This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond those opinions expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify such opinions. The opinions expressed herein are solely for the benefit of the addressees of this opinion letter, and without my prior written consent may not be relied on in any other context, quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, or furnished to any other person or entity.

Sincerely,

[ Counsel Name ]

[ Counsel Title ]

                                        , Inc.

Exhibit J

List of Authorized Individuals

[ Company letterhead with signature of authorized officer ]

Date

Account Manager

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, MN 55075

Dear                             :

This letter is to provide and/or update our list of authorized contacts with Wells Fargo Shareowner Services.

•                  The below individuals are authorized to provide original issuance instructions, as well as any other instructions, and to obtain information from you regarding our shareholder records.  An asterisk (*) indicates an individual authorized to sign certificates representing securities of the company.

Individual’s Name & Title (printed)	Email Address	Phone	Signature

•                  The below individuals are authorized to provide issuance instructions relating to employee stock options and/or employee restricted shares, as well as any other instructions, and to obtain information from you regarding our shareholder records.

Individual’s Name & Title	Email Address	Phone

•                  The below additional individuals are not authorized to give original issuance instructions, but may give other instructions and make requests for information for our company.

Individual’s Name & Title	Email Address	Phone

•                  Please remove any other individuals listed on your records as authorized contacts, as they have either left the company or are simply no longer authorized to interact with Wells Fargo Shareowner Services as our Transfer Agent.

Yours truly,

Name of Authorized Officer

Title

Exhibit K

Reliance Letter

[Company letterhead with signature of authorized officer ]

Date

[ Account Manager ]

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, MN  55075-1139

Dear                 :

Please accept this letter as an acknowledgement that Wells Fargo Shareowner Services can rely on the stockholder records for                            [ legal name of company ] received from                                              [prior transfer agent] on or about                                          [effective date].  The records of the prior transfer agent should be complete and accurate.  Wells Fargo can also rely on these records as they relate to stop transfers or other transfer restrictions.

Other than those stop transfers reflected in the prior transfer agent records which have been delivered to Wells Fargo, there are no company imposed stop transfers or adverse claims against any registered shareholders.

Thank you in advance for your assistance.

Sincerely,

[legal name of company ]

By:
Name
Title

Exhibit L

WELLS FARGO SHAREOWNER ONLINE SERVICES

This Exhibit is entered into by and between RMR Real Estate Income Fund, a Delaware statutory trust (“Trust”), and Wells Fargo Bank, National Association, with transfer agent offices located in South St. Paul, Minnesota (“Wells Fargo”). This Exhibit is specifically subject to and made part of that certain Transfer Agent Services Agreement dated  March 24, 2009, by and between the Trust and Wells Fargo (“Agreement”).  All terms and conditions of the Agreement are specifically incorporated herein by reference.

1.  Shareowner Services by Wells Fargo

Wells Fargo hereby agrees to make available to each of the Trust’s Shareowners the Services as described herein to enable each Shareowner to have access to such Shareowner’s own account, all in accordance with the provisions of this Agreement.  Wells Fargo shall, in accordance with written information provided to Shareowner by Wells Fargo, and by means of authentication procedures for the use of a PIN by each Shareowner, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its parent, Wells Fargo & Company, to ensure that each Shareowner’s individual account information, is available only to that Shareowner on the Internet.  Wells Fargo will provide Shareowners with the ability to originate certain Shareowner account transactions by means of access through the Internet. Wells Fargo shall provide Shareowners with a telephone helpline to respond to inquiries from Shareowners regarding the Services on the Trust’s behalf.  Wells Fargo shall provide such other services as may be mutually agreed upon in writing by Wells Fargo and the Trust.

2.  Authorization by Trust

The Trust hereby authorizes Wells Fargo to provide the Services to Shareowners in accordance with the terms of this Agreement and applicable law.  The Trust further agrees to provide assistance and information to Wells Fargo as may be reasonably required by Wells Fargo from time to time for the performance of such Services.

3.  Contact Persons

Wells Fargo and the Trust agree to cooperate fully and communicate with each other on matters relating to this Agreement.  Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters.  Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4.  Term and Termination

The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with the terms of the Agreement.  This Exhibit shall terminate automatically if Wells Fargo ceases to serve as transfer agent for the Trust.  Upon termination for any reason, all Services provided hereunder by Wells Fargo shall cease and Wells Fargo agrees to provide notice to the Trust’s Shareowners of the effective date of such termination.

5.  Fees for Services

The Trust agrees to pay Wells Fargo the fees and in the manner as set forth on Exhibit G of the Agreement.

6.  Unauthorized Account Access

The Trust agrees and understands that Wells Fargo has the right to discontinue providing Services and disconnect any Shareowner from the Services in the event that any unauthorized access thereto is discovered by Wells Fargo, in which event all such Services to said Shareowner shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of Wells Fargo.

The parties do hereby execute this Exhibit as of the Effective Date.

RMR Real Estate Income Fund		Wells Fargo Bank, National Association
(Trust)

By:		By:

Its:	Vice President	Its:

Exhibit M

WELLS FARGO SHAREOWNER CLIENT CONNECT® APPLICATION AGREEMENT

This Exhibit is entered into by and between RMR Real Estate Income Fund, a Delaware statutory trust (“Trust”), and Wells Fargo Bank, National Association, with transfer agent offices located in South St. Paul, Minnesota (“Wells Fargo”). This Exhibit is specifically subject to and made part of that certain Transfer Agent Services Agreement dated March 24, 2009, by and between the Trust and Wells Fargo (“Agreement”).  All terms and conditions of the Agreement are specifically incorporated herein by reference.  To allow the Trust access through the Internet to the Trust’s shareowners’ (“Shareowners”) records and initiate certain transactions thereon, which service is call Wells Fargo Shareowner Client ConnectSM (“Services”), and is more particularly described below, and

1. Services by Wells Fargo

Wells Fargo hereby agrees to make available to the Trust the Services and specific written instructions, all as described herein to enable the Trust to have access to each of its own Shareowner’s account information through the Internet and for those certain purposes and functions as described on Schedule A, and all in accordance with the provisions of this Agreement.  Wells Fargo shall provide each authorized individual of the Trust a User Name and Secure ID (“RSA Token”) to be used only by authorized individuals of the Trust to gain access to the Trust’s Shareowners’ account information.  Prior to commencement of the Services, Wells Fargo shall also provide Trust with specific written instructions for the use of the Services (“Instructions”) based on the various access levels indicated in Appendix I.  Wells Fargo shall by means of authentication procedures for the use of the Access Code by the Trust, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its parent, Wells Fargo & Company, to ensure that each Shareowner’s individual account information is available only to the Trust on the Internet.  Wells Fargo will provide the Trust with the ability to access certain Shareowner account record transactions by means of and through the Internet, as more particularly described in Schedule A and in the Instructions.  Wells Fargo shall provide the Trust with a telephone helpline to respond to inquiries from the Trust regarding the Services and the Instructions.  Wells Fargo shall provide such other services as may be mutually agreed upon in writing by Wells Fargo and the Trust.

2.  Authorization by Trust

The Trust hereby authorizes Wells Fargo to provide the Services to the Trust in accordance with the terms of this Agreement, and applicable law.  The Trust further agrees to provide assistance and information to Wells Fargo as may reasonably be required by Wells Fargo from time to time for the performance of the Service, including installation and maintenance of its own hardware and software necessary to access the Internet as described on Schedule A.  The Trust agrees that each individual authorized by the Trust to have access to Shareowners’ account information shall be assigned a unique User Name and RSA Token provided by Wells Fargo.  The Trust’s contact person shall notify Wells Fargo in the event that a User Name and RSA Token has been assigned by the Trust to another authorized individual, an authorized individual has been assigned a different access level, or in the event that an authorized individual has terminated employment.  The Trust shall use its best efforts to have each authorized individual use only their unique User Name when accessing Services.

3.  Contact Persons

Wells Fargo and the Trust agree to cooperate fully and communicate with each other on matters relating to this Agreement.  Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters.  Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4.  Term and Termination

The term of this Agreement shall commence on the Effective Date hereof and shall continue in full force and until otherwise terminated in accordance with the terms of the Agreement.  Upon termination for any reason, all Services provided hereunder by Wells Fargo shall cease as of the effective date of such termination.

5.  Limitation of Liability, Indemnification

Each party agrees to indemnify and hold the other harmless from any reasonable loss, claim or expense which it may incur as a result of the negligence, willful wrongdoing, or material breach of this Agreement by the indemnifying party in performing its duties under this Agreement.  In no event shall either party be liable for any special, indirect or consequential damages arising hereunder or in connection with this Agreement.  The foregoing indemnification and hold harmless provision shall include and cover, but not be limited to, (i) changes made to a Shareowner’s account that may affect or be related not only to the Trust’s stock, but which may affect or relate to any other stock that is associated with that Shareowner’s account and (ii) any undesignated or unauthorized persons within the reasonable control of the indemnifying party having access to a Shareowner’s account information, regardless of the cause of such liability, loss, damage or injury.

6.  Fees for Services

The Trust agrees to pay Wells Fargo the fees and in the manner as set forth in Exhibit G of the Agreement.

7.  Unauthorized Shareowner Account Access

The Trust agrees and understands that Wells Fargo shall have the right to discontinue providing Services and disconnect any Shareowner records access through the Internet in the event that any unauthorized access thereto is discovered by Wells Fargo, in which event all such Shareowner records access shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of Wells Fargo.

The parties do hereby execute this Exhibit as of the Effective Date.

RMR Real Estate Income Fund		Wells Fargo Bank, National Association
(Trust)

By:		By:

Its:	Vice President	Its:

Schedule A

Wells Fargo Shareowner Client Connect® Application Agreement

Description of Services

Shareowner Trust Connect® enables the Trust through personnel authorized by the Trust and by means of the use of a Wells Fargo User Name and RSA token to access the Trust’s Shareowners’ records and initiate transactions for the following purposes and to perform the following functions:

•                  Search for Shareowner accounts by name, social security number, account number and certificate number

•                  View Shareowner accounts for certain general account information which is translated into user friendly terms such as:

Shareowner registration

Shareowner address

Status of tax certification

Balances

Certificates

Check history

Transaction history

Prior and current tax totals

Reinvestment status

•                  View a history of shareowner contacts

•                  Subject to the authorization level outlined in Appendix I, initiate some transactions related to its Shareowners including:

•                  Address changes.  This will change the address for that shareowner as it relates to Trust’s stock in that particular shareowner’s account, AND for the stock of any other corporation, held by that shareowner under that account, where Wells Fargo acts as the Transfer Agent.

•                  Request a replacement check be sent to the address and registration on Wells Fargo’s shareowner account record.

•                  Request a duplicate 1099 be sent to the address and registration on Wells Fargo’s shareowner account record.

•                  Request material be mailed to the address and registration on Wells Fargo’s shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.

•                  View Proxy Tabulation information including:

•                  List of the top 100 registered shareholders who have not yet voted.

•                  Summary of the proxy vote and quorum.

•                  Summary of voting on the Directors proposal.

•                  Initiate Reports:

•                  Included in Yearly Fee

•              Shareowner Account Summary

•              Issued Share Balancing

•              Treasury Share Balancing

•                  Additional Fee

•              Lists

Shareholder List

General

Top 50 Shareholders

Under 100 Shares

Insider List

Restricted Shares List

New Account List

Undeliverable List

•              Surveys

Geographic Survey

Ownership Survey

Share Range Survey

General

Odd Lot

Odd Lot by 10 Share Increments

Instructions for Use of Services

Wells Fargo shall provide the Trust with Instructions on the use of the Services which Instructions are hereto incorporated into the Agreement by this reference.

Wells Fargo Shareowner Client Connect® Application Agreement

Service Hardware/Software Requirements

Minimum Hardware Requirements

•                  17 inch monitor

•                  IBM compatible PC – Pentium 400

•                  64 meg of RAM

Minimum Software Requirements

•                  Windows XP

•                  Internet Explorer 6.00 service pack 2 with 128 bit encryption

Other

•                  Unrestricted firewall access to “https://scc.wellsfargo.com” and any other pages associated with that site.

•                  Knowledge of Microsoft Windows and Internet Explorer 5.0.

•                  The Trust will provide internal support on items related to internal systems including firewall access.

Appendix I

Wells Fargo Shareowner Client Connect® Application Agreement

Access Level Specifications

All authorized individuals of the Trust are allowed access to view shareholder records.  The level at which they may initiate any of the transactions as noted in Schedule A must be defined by the Trust.   Following are the three options available.

Option 1 – Standard:

                This option allows the authorized individual to initiate the following transactions:

•                  Address changes.  This will change the address for that shareowner as it relates to Trust’s stock in that particular shareowner’s account, AND for the stock of any other corporation, held by that shareowner under that account, where Wells Fargo acts as the Transfer Agent.

•                  Request a replacement check be sent to the address and registration on Wells Fargo’s shareowner account record.

•                  Request a duplicate 1099 be sent to the address and registration on Wells Fargo’s shareowner account record.

•                  Request material be mailed to the address and registration on Wells Fargo’s shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.

Option 2 - Limited:

                This option allows the authorized individual to initiate transactions limited to:

•                  Request a duplicate 1099 be sent to the address and registration on Wells Fargo’s shareowner account record.

•                  Request material be mailed to the address and registration on Wells Fargo’s shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.

Option 3 – Browse Only:

                This option does NOT allow the authorized individual any transactional ability.  They may only view the shareholder account information.

This document is the Trust’s authorization to Wells Fargo to set the level applicable to each authorized individual as noted below:

NAME	TITLE	EMAIL ADDRESS	PHONE NUMBER	ACCESS LEVEL (OPTION 1, 2 OR 3)